SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

Royal Style Design, Inc.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	000-53524 (Commission File Number)

800 North Magnolia, Suite 105, Orlando, FL	32803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(407) 758-6801

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

(a)       The Company held its Annual Meeting of Stockholders on June 7, 2010, in Orlando, Florida.

(b)       The following persons were elected directors of the Company at the Annual Meeting, to serve and hold office until the next annual meeting of stockholders and until their successors are elected and qualify: Richard Lloyd, Vadim Enikeev, Nikolay Uraev and James Cohen.

(c)       At the Annual Meeting, a total of 85,100,200 shares were present in person or by proxy out of 93,638,511 shares outstanding.  The following is the result of stockholder voting on the proposals before the meeting:

Proposal	Votes in Favor	Votes Against	Abstentions/ Broker Nonvotes

Election of RichardLloyd as a Director	85,100,200	--	--

Election of Vadim Enikeev as a Director	85,100,200	--	--

Election of Nikolay Uraev as a Director	85,100,200	--	--

Election of James Cohen as a Director	85,100,200	--	--

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL STYLE DESIGN, INC.

Date: July 22, 2010	By:	/s/ Richard Lloyd
Richard Lloyd
Chief Executive Officer

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